UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 30, 2013

STEINWAY MUSICAL INSTRUMENTS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-11911	35-1910745
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 South Street, Suite 305, Waltham, Massachusetts 02453

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:

(781) 894-9770

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On July 2, 2013, Steinway Musical Instruments, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Original 8-K”) to report, among other things, the Company’s entry into an Agreement and Plan of Merger dated as of June 30, 2013 (the “Merger Agreement”), with KSTW Holdings, Inc. (“Parent”) and KSTW Acquisition, Inc. (“Acquisition Sub”) providing for the merger of Acquisition Sub with and into the Company, with the Company as the surviving corporation and a wholly owned subsidiary of the Parent (the “Merger”).  This Current Report on Form 8-K/A is being filed solely to amend Item 1.01 of the Original 8-K as set forth below and does not otherwise modify or update the Original 8-K or the disclosure set forth therein or otherwise reflect events occurring after the date of the filing thereof.

Item 1.01              ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

The eleventh paragraph under “Item 1.01 — Entry into a Material Definitive Agreement” of the Original 8-K is amended and restated in its entirety and is replaced with the following:

“In addition to the foregoing termination rights, either party may terminate the Merger Agreement if the Merger is not consummated before October 28, 2013.”

Additional Information

The tender offer for the outstanding common stock of the Company referred to in this document has not yet commenced.  This document is neither an offer to purchase nor a solicitation of an offer to sell any securities.  The solicitation and the offer to buy shares of the Company common stock will be made pursuant to an offer to purchase and related materials that Acquisition Sub intends to file with the Securities and Exchange Commission.  At the time the tender offer is commenced, Acquisition Sub will file a Tender Offer Statement on Schedule TO with the Securities and Exchange Commission, and thereafter the Company will file a Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the tender offer.  The Tender Offer Statement (including an Offer to Purchase, a related Letter of Transmittal and other offer documents) and the Solicitation/Recommendation Statement will contain important information that should be read carefully and considered before any decision is made with respect to the tender offer.  These materials will be sent free of charge to all shareholders of the Company when available.  In addition, all of these materials (and all other materials filed by the Company with the Securities and Exchange Commission) will be available at no charge from the Securities and Exchange Commission through its website at www.sec.gov.

Cautionary Note Regarding Forward-Looking Statements

This report contains forward-looking statements with respect to the tender offer and related transactions, including the benefits expected from the transaction and the expected timing of the completion of the transaction.  When used in this report, the words “can,” “will,” “intends,” “expects,” “is expected,” similar expressions and any other statements that are not historical facts are intended to identify those assertions as forward-looking statements.  Such statements are based on a number of assumptions that could ultimately prove inaccurate, and are subject to a number of risk factors, including uncertainties regarding the timing of the closing of the transaction, uncertainties as to how many stockholders of the Company may tender their stock in the tender offer, the possibility that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transaction, and general economic and business conditions.  The Company does not assume any obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.  Factors that could cause actual results of the tender offer to differ materially include the following: the risk of failing to obtain any regulatory approvals or satisfy conditions to the transaction, the risk that Parent is unable to obtain adequate financing, the risk that the transaction will not close or that closing will be delayed, the risk that the Company’s businesses will suffer due to uncertainty related to the transaction, the competitive environment in our industry and competitive responses to the transaction, as well as risk factors set forth above.  Further information on factors that could affect the Company’s financial results is provided in documents filed by the Company with the U.S. Securities and Exchange Commission, including the Company’s recent filings on Form 10-Q and Form 10-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: July 3, 2013	STEINWAY MUSICAL INSTRUMENTS, INC.

	By:	/s/ Michael T. Sweeney

	Name:	Michael T. Sweeney
	Title:	President and Chief Executive Officer